                                                          EXHIBIT B-1
                                    BY-LAWS

                                      of

                       ALLEGHENY PITTSBURGH COAL COMPANY

                                     *****

                                  ARTICLE I.

                                 STOCKHOLDERS


SECTION 1 - ANNUAL MEETING

      A meeting of the Stockholders of this Company shall be held, at the principal office of the Company in Pennsylvania, or at such other place or places either within or without the Commonwealth of Pennsylvania as may be designated in the notice thereof, on the last Tuesday in February in each year (and if that be a legal holiday under the laws of the state where such meeting is to be held, then on the next business day), for the purpose of electing directors for the ensuing year, and for the transaction of such other business as may properly be brought before the meeting.


SECTION 2 - SPECIAL MEETINGS

      Special meetings of the Stockholders may be held whenever and as often as a majority of the Board of Directors may deem expedient, and such majority shall call such meetings upon the written request of the owners or holders of a majority of the Capital Stock of the Company. Such special meetings may be held at such place or places either within or without the Commonwealth of Pennsylvania as may be designated in the notice thereof.


SECTION 3 - NOTICE OF MEETINGS

      Fifteen days' written notice of every meeting of Stockholders shall be mailed to or served personally upon each Stockholder of record, at his last address known to the Secretary, which notice shall state the object of the meeting.


SECTION 4 - QUORUM

      A majority in interest of all the Stockholders of the Company at such time qualified to vote at meetings of the Stockholders, represented in person or by proxy, shall constitute a quorum at all meetings of the Stockholders; but if there be less than a quorum represented at any meeting, a majority in interest so represented may adjourn the meeting from time to time.

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SECTION 5 - VOTING AND JUDGES OF ELECTION

      At all meetings of the Stockholders every registered owner of shares of the Capital Stock of the Company may vote in person or by proxy, and shall have, except in voting for directors, one vote for every share standing in his name on the books of the Company.

      At all elections of directors each Stockholder shall have a number of votes equal to the number of shares of stock standing in his name, multiplied by the number of Directors to be elected at such election and he may cumulate or distribute said votes upon or among one or more candidates as he may prefer.

                                  ARTICLE II.

                              BOARD OF DIRECTORS


SECTION 1 - NUMBER; TIME OF HOLDING OFFICE

      The business and property of this Company shall be managed and controlled by a Board of five Directors, who shall hold office for a period of one year after their election and until their successors are elected and qualified. The Board of Directors may without a vote of the Stockholders and by a two-thirds vote of the entire Board, at any regular meeting or at any special meeting of said Board called for that purpose, increase the number of Directors to a number not exceeding fifteen. In case the number of Directors is so increased at any time the said Board shall by a majority vote of those directors in office prior to the increase elect additional Directors to the full number to which the Board may have been increased. Such additional Directors shall hold office until the next annual meeting of Stockholders and until their successors are elected and qualified.

      If for any reason the annual meeting of the Stockholders for the election of Directors shall not be held at the time appointed by these By-laws or shall be adjourned, the Directors then in office shall continue in office until such election shall have been held and their successors duly chosen.


SECTION 2 - POWERS AND DUTIES

      The Board may elect an Executive Committee to consist of not less than three nor more than five members of the Board and shall also elect the officers specified in Section 1 of Article III hereof, and may provide for the election or appointment of such other officers and such agents and employees as may be necessary or desirable in the proper conduct of the Company's business, and may fill any vacancy which may occur in any office. All officers,

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agents and employees shall be removable at the will of the Board;
provided, however, that the word "officer" as used in those By-laws shall not be construed to mean "Director". It shall not be the duty of the Board of Directors to furnish financial reports to the stockholders, unless requested by the stockholders.


SECTION 3 - VACANCIES

      In case of any vacancy in the Board of Directors from death, resignation, disqualification or other cause, the remaining directors, by affirmative vote of a majority of the Board of Directors may elect a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant.


SECTION 4 - PLACE OF MEETING

      The Directors may hold their meetings and have an office and keep the books of the Company (except the stock and transfer books) without the State of Pennsylvania and in such place or places as the Board may from time to time determine.


SECTION 5 - REGULAR MEETINGS

      Regular meetings of the Board shall be held at such times and on such notice as the Directors may from time to time determine.

      The annual meeting of the Board, for the election of the executive officers of the Company, shall be held as soon as practicable after the annual meeting of the Stockholders for the election of Directors.


SECTION 6 - SPECIAL MEETINGS

      Special meetings of the Board may be held at any time upon the call of the President or of a majority of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed so as to reach each Director in due course not less than two days before such meeting.


SECTION 7 - WAIVER OF NOTICE OF MEETING

      By unanimous written waiver of notice of the meeting, any meeting of the Board of Directors may be held without notice.


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SECTION 8 - QUORUM

      A majority of the Board of Directors shall constitute a quorum for the transaction of business, but if there be less than a quorum present at any meeting of the Board a majority of those present may adjourn the meeting from time to time.

     Any action required or permitted to be taken at a meeting of the Board or any committee thereof may be taken without a meeting if the action is taken by the whole Board or committee and is evidenced by one or more written consents describing the action taken, signed by all directors on the Board or committee, and filed with the minutes or corporate records of Board and committee proceedings. Members of the Board may participate in a regular or special meeting of the Board or any committee thereof by means of conference telephone or similar communications equipment by which all persons participating can simultaneously hear each other. Participation in a meeting by these communications means constitutes presence in person at the meeting.


SECTION 9 - ORDER OF BUSINESS

      At meetings of the Board of Directors, business shall be transacted in such order as the Board may be resolution from time to time determine.


SECTION 10 - EXECUTIVE COMMITTEE

      The executive committee shall possess and exercise all of the delegable powers of the Board of Directors except when the latter is in session; shall have a special control of the business policy and management of the Company and of all matters of finance and accounts; shall exercise a general supervision of the business of the Company; and shall cause to be examined from time to time the accounts and vouchers of the Treasurer for moneys received and paid out by him. It shall keep a record of all its proceedings and shall report the same to the Board of Directors. A majority of the committee shall constitute a quorum.


SECTION 11 - PERSONAL LIABILITY OF DIRECTORS

      (a) Directors shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless:

            (1)  the director has breached or failed to
            perform the duties of his office pursuant to
            Section 8363 of the Pennsylvania Directors'
            Liability Act, Act 145 of 1986; and


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            (2)  the breach or failure to perform
            constitutes self-dealing, willful misconduct or recklessness.

      (b) The provisions of this section shall not apply to:

            (1)  the responsibility or liability of a
            director pursuant to any criminal statute; or

            (2)  the liability of a director for the
            payment of taxes pursuant to the local, State or Federal law.


SECTION 12 - INDEMNIFICATION OF DIRECTORS

      (a) The Corporation shall indemnify any person who was or is a party or is threatened with being made a party to any threatened, pending or completed action, suit or proceeding, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees, judgments, decrees, fines, penalties and amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding. However, indemnification under this Section shall be made only if the person to be indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; and no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been finally adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that, the court or body in or before which such action, suit or proceeding determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses or other amounts paid as such court or body shall deem proper.

      (b) Indemnification may be granted for any action taken or for any failure to take any action giving rise to the claim for indemnification, and may be made whether or not the Corporation would have the power to indemnify the person under any other provision except as provided by this Section, and whether or not the indemnified liability arises or arose from any threatened, pending, or completed action by or in the right of the Corporation. However, such indemnification shall not be made in any case where


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the act or failure to act giving rise to the claim for
indemnification is finally determined by a court to have constituted willful misconduct or recklessness.

                                 ARTICLE III.

                                   OFFICERS


SECTION 1 - EXECUTIVE OFFICERS

      The executive officers of this Company shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Controller, a Treasurer, one or more Assistant Treasurers, a Secretary, one or more Assistant Secretaries and a General Auditor.

      Any two offices, except those of President ad Secretary, may be held by the same person.


SECTION 2 - POWERS AND DUTIES OF CHAIRMAN OF THE BOARD OF DIRECTORS

      It shall be the duty of the Chairman of the Board of Directors to preside at all meetings of the Board of Directors. He may sign and execute all authorized contracts in the name of the Company and he shall perform such other duties as may be assigned to him from time to time by the Board of Directors.


SECTION 3 - POWERS AND DUTIES OF PRESIDENT

      It shall be the duty of the President to preside at all meetings of the stockholders and, in the absence of the Chairman of the Board of Directors, at meetings of the Board of Directors; he shall present a report of the state of the business of the Company at every annual meeting of the stockholders; he may sign and execute all authorized contracts in the name of the Company and may sign with the Treasurer, or an Assistant Treasurer, or the Secretary, or an Assistant Secretary certificates of shares in the capital stock of the Company; he shall have direct charge of the business of the Company subject to the control of the Board and he shall do and perform all acts and things incident to the position of President and such other duties as may be assigned to him from time to time by the Board of Directors.


SECTION 4 - POWERS AND DUTIES OF VICE PRESIDENTS

      In the absence or inability to act of the President, any Vice President may perform the duties and may exercise any of the powers of the President subject to the control of the Board of Directors; and they shall respectively perform such other duties as may be


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assigned to them from time to time by the Board of Directors, or by the President.


SECTION 5 - POWERS AND DUTIES OF CONTROLLER

      The Controller shall have general charge, supervision and control of the accounts of the Company. He shall direct as to forms and blanks relating to the books and accounts in all departments, and no change therein shall be made without his knowledge and consent. He shall supervise and direct the preparation of the construction and operating budgets of the Company. He shall verify the assets and cause all books and accounts of the Treasurer and other officers and agents of the Company charged with the receipt and disbursement of money to be audited and examined by his representatives from time to time and as often as may be practicable. He shall have direct supervision of taxes, insurance and all official reports made to State or other governmental authorities. He shall as and when required furnish to the Board of Directors or such executive officer as it may designate full and complete statements of account showing the financial position of the Company with relative detail. Generally, he shall perform such other duties as from time to time may be conferred upon or prescribed for him by the Board of Directors, as may be incident to his office.


SECTION 6 - POWERS AND DUTIES OF TREASURER

      It shall be the duty of the Treasurer to have the care and custody of all the funds and securities of the Company which may come into his hands, and to endorse the same for deposit or collection when necessary or proper, as such Treasurer, and to deposit the same to the credit of the Company, in such bank or banks or depositary as the Board of Directors may designate; he shall endorse all bills of lading, warehouse receipts, insurance policies and other commercial documents requiring endorsements for or on behalf of the Company; he shall sign all receipts and vouchers for payments made to the Company; he may sign, with the President or a Vice President, certificates of shares in the Capital Stock; he shall render a statement of his cash account to the Board of Directors as often as shall be required; he shall enter regularly, in books to be kept by him for that purpose, full and accurate account of all moneys received and paid by him on account of his Company; he shall, at all reasonable times, exhibit his books and accounts to any Director of the Company, upon application at the office of the Company during business hours; he shall perform all acts incident to the position of Treasurer, subject to the control of the Board of Directors; and he shall give a bond for the faithful discharge of his duties in such sum and with such surety as the Board of Directors may require.


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SECTION 7 - POWERS AND DUTIES OF SECRETARY

      It shall be the duty of the Secretary to keep the minutes of all meetings of the Board of Directors in a proper book provided for that purpose, and also the minutes of all meetings of the stockholders; he shall attend to the giving and serving of all notices of the Company; he may sign, with the President or a Vice President, all authorized contracts in the name of the Company and certificates of shares in the capital stock, and shall affix the seal of the Company thereto; he shall have charge of the Certificate Book, Transfer Book and Stock Ledger, and such other books and papers as the Board may direct, all of which shall, at all reasonable times, be open to the examination of any Director, upon application at the office of the Company during business hours; and he shall in general perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors.


SECTION 8 - POWERS AND DUTIES OF ASSISTANT TREASURERS

      Any Assistant Treasurer may sign, with the President or a Vice President, certificates of shares in the capital stock of the Company.

      In the absence or inability to act of the Treasurer, the Assistant Treasurers shall perform all the duties and may exercise any of the powers of the Treasurer, subject to the control of the Board of Directors.


SECTION 9 - POWERS AND DUTIES OF ASSISTANT SECRETARIES

      Any Assistant Secretary may sign, with the President or a Vice President, certificates of shares in the capital stock of the Company.


      In the absence or inability to act of the Secretary, the Assistant Secretaries shall perform all the duties and may exercise any of the powers of the Secretary, subject to the control of the Board of Directors.


SECTION 10 - POWERS AND DUTIES OF GENERAL AUDITOR

      The General Auditor shall have immediate charge of the general books and accounts of the Company and all accounts and data relating thereto. He shall make such reports and statements as may be directed by the Controller. Generally, he shall perform such other duties as from time to time may be conferred upon or prescribed for him by the Board of Directors as may be incident to


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his office.  He shall report to and perform his duties under the immediate supervision and direction of the Controller.

                                  ARTICLE IV.

                CAPITAL STOCK - DIVIDENDS - FISCAL YEAR - SEAL


SECTION 1 - CERTIFICATES OF SHARES

      Ownership or proprietary interest in the assets of this Company shall be evidenced by certificates of shares in the Capital Stock of the Company, in such form as the Board may from time to time prescribe.

      All certificates shall be consecutively numbered and bound in book form, and shall be issued in consecutive numerical order; and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the margin or stub of each certificate.

      No certificate shall be valid unless it is signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and impressed with the Company's seal.

      All certificates exchanged or surrendered to the Company shall be canceled by the Secretary and pasted in their original places in the certificate book, and no new certificate shall be issued until the old certificate for the same number of shares has been surrendered and canceled, or a bond of indemnity given as hereinafter provided.


SECTION 2 - LOST OR STOLEN CERTIFICATES

      No certificate of shares in the Capital Stock of the Company shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except on delivery to the Company of a bond of indemnity against such lost, stolen or destroyed certificate, to be approved by the Board of Directors. Proper and legal evidence of such loss or theft shall be produced to the Board if they require the same.


SECTION 3 - TRANSFER OF SHARES

      Shares in the capital stock of the Company shall be transferred on the books of the Company only by the holder thereof in person by his attorney upon surrender and cancellation of certificates for the same number of shares, with duly executed bill of sale and power to transfer endorsed thereon or attached thereto.


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SECTION 4 - CLOSING OF THE TRANSFER BOOKS AND FIXING OF A RECORD
DATE

      The Board of Directors of the Company shall have power to close the stock transfer books of the Company, for a period not less than ten nor more than forty days, preceding the date of any meeting of Stockholders, or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however that in case of any such closing of stock transfer books, notice thereof shall be mailed to each Stockholder at his last known address as the same appears upon the books of the Company, at least ten days before the closing thereof. While the stock transfer books of the Company shall be so closed, no transfers of stock shall be made thereon.

      The Board of Directors, in lieu of closing the stock transfer books as aforesaid, may fix in advance a date, not less than ten nor more than forty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date, for the determination of stockholders entitled to vote at any such meeting, or entitled to receive payment of any such dividend or distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock. In such case, if otherwise entitled, all stockholders of record on the date so fixed and no others, shall be entitled to vote at such meeting, to receive such dividend or distribution, to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of stock on the books of the Company after any such record date fixed as aforesaid.


SECTION 5 - DIVIDENDS

      The Board of Directors may declare dividends from the surplus or net profits of the Company whenever they shall deem it expedient, in the exercise of their discretion, and in conformity with the provisions upon which the capital stock of this Company has been issued.

      The Board of Directors may, in their discretion, fix a sum which may be set aside or reserved, over the above the Company's capital paid in, as a working capital for the Company, and may increase or diminish the same, from time to time; but they shall not be required, either in January in each year or at any other time or times, to declare and pay to the Stockholders a dividend of the whole of the Company's accumulated profits exceeding the amount which may be reserved as working capital for the Company.


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SECTION 6 - FISCAL YEAR

      The fiscal year of the Company shall begin on the first day of January and shall end on the thirty-first day of December.


SECTION 7 - CORPORATE SEAL

      The Board of Directors shall provide a suitable seal containing the name of the Company, which seal shall be in charge of the Secretary.


                                  ARTICLE V.

                              CHECKS, NOTES, ETC.


      All checks and drafts on the Company's bank accounts, all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board of Directors.


                                  ARTICLE VI.

                                    BY-LAWS


      The stockholders shall have power to make, amend and repeal the By-laws of the Company at any regular or special meeting, by a majority of the votes cast thereat.






February 25, 1997


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